CBIZ CPAs P.C. 340 Mount Kemble Ave Suite 210N Morristown, NJ 07960 P: 973.929.3500 CBIZCPAS.COM July 1, 2026 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by CorMedix Inc. under Item 4.01 of its Form 8-K dated July 1, 2026. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of CorMedix Inc. contained therein. Very truly yours, CBIZ CPAs P.C. Morristown, New Jersey